SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2009 (September 25, 2009)

BANKRATE, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-25681	65-0423422
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

11760 U.S. Highway One
North Palm Beach, Florida		33408
(Address of Principal Executive Offices)		(Zip Code)
(561) 630-2400
Registrant’s telephone number, including area code

n/a (Former Name and Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 25, 2009, BEN Merger Sub, Inc. (“BEN Merger Sub”) and BEN Holdings, Inc. (“BEN Holdings”), corporations owned by funds advised by Apax Partners and formed for the purpose of acquiring Bankrate, Inc. (“Bankrate”) announced the successful completion of the acquisition of Bankrate. The transaction was consummated through a cash tender offer by BEN Merger Sub and BEN Holdings, followed by a short-form merger of BEN Merger Sub with and into Bankrate. As a result of this acquisition, Bankrate became a wholly-owned subsidiary of BEN Holdings.

At the time of the merger, all outstanding shares of Bankrate’s common stock (the “Shares”) not validly tendered and accepted for payment in the tender offer were converted, subject to appraisal rights, and exceptions for Shares owned by BEN Holdings and BEN Merger Sub and Shares subject to Non-Tender and Support Agreements as set forth in the Merger Agreement, into the right to receive $28.50 per share payable net to the holder in cash, without interest and less any applicable holding taxes (the same price paid in the tender offer). Remaining former shareholders of Bankrate will be mailed materials necessary to exchange their former Bankrate shares for such payment.

Following the merger, The Nasdaq Stock Market (“NASDAQ”) will file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 in order to effect the delisting of the common stock from NASDAQ and the deregistration of the common stock under Section 12(b) the Exchange Act. Upon the effectiveness of this Form 25 filing, Bankrate will file a Form 15 with the SEC to suspend its duty to file reports under Sections 13 and 15(d) of the Exchange Act and to deregister its common stock under Section 12(g) of the Exchange Act.

The foregoing description of the merger is qualified in its entirety by reference to that certain Agreement and Plan of Merger, dated as of July 22, 2009, by and among BEN Holdings, Inc., BEN Merger Sub, Inc. and Bankrate, Inc., a copy of which was filed as Exhibit 2.1 of the Current Report on Form 8-K/A filed with the SEC by Bankrate on July 23, 2009.

The full text of the press release announcing the completion of the acquisition of Bankrate, is attached as Exhibit 99.1 and is incorporated by reference herein.

Exhibit No.	Description
99.1	Press release, issued September 25, 2009, relating to the transactions described above.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2009

BANKRATE, INC.

By: /s/ Edward J. DiMaria
Name: Edward J. DiMaria
Title: Senior Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, issued September 25, 2009, relating to the transactions described above.